The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 1, 2015	Filed Pursuant to Rule 424(b)(5)
Preliminary Prospectus Supplement to the Prospectus dated August 20, 2014	Registration Statement No. 333-188984

The Bank of Nova Scotia

__________________________

U.S.$[●] 1.850% Covered Bonds Due April 14, 2020

(re-opening of U.S.$1,100,000,000 1.850% Covered Bonds Due April 14, 2020, bringing the aggregate outstanding dollar principal amount to U.S.$[●])

unconditionally and irrevocably guaranteed as to payments of interest and principal by

Scotiabank Covered Bond Guarantor Limited Partnership

__________________________

These covered bonds form a part of the same series and, except as described below, have the same terms as, and are fungible with, the Bank’s U.S.$1,100,000,000 1.850% Covered Bonds Due April 14, 2020 which were initially issued on April 14, 2015. Upon completion of this offering, the aggregate outstanding dollar principal amount of 1.850% Covered Bonds Due April 14, 2020 will be U.S.$[●].

We will pay interest on the 1.850% covered bonds due April 14, 2020 semi-annually on April 14 and October 14 of each year. Interest on these covered bonds will accrue from April 14, 2015. The public offering price and proceeds, before expenses, to The Bank of Nova Scotia set forth below do not include U.S.$[●] of accrued interest from April 14, 2015 to but excluding the issue date for these covered bonds, which must be paid by the purchasers of these covered bonds on the issue date. We will make the first interest payment on the covered bonds on October 14, 2015. The covered bonds will mature on April 14, 2020. The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of The Bank of Nova Scotia (the “Bank”) and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country. The covered bonds are unconditionally and irrevocably guaranteed as to payments by Scotiabank Covered Bond Guarantor Limited Partnership as described in the prospectus. We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds—Redemption for taxation reasons” and “Terms and Conditions of the Covered Bonds—Redemption due to illegality or invalidity” in the prospectus, we may not redeem the covered bonds prior to their maturity. There is no sinking fund for the covered bonds.

Investing in the covered bonds involves a number of risks. See “Risk Factors” beginning on page 22 of the accompanying prospectus dated August 20, 2014.

	Per Covered Bond	Total
Public offering price (1)	U.S.$[●]	U.S.$[●]

Underwriting commissions	U.S.$[●]	U.S.$[●]

Proceeds, before expenses, to The Bank of Nova Scotia(1)	U.S.$[●]	U.S.$[●]
_____________
(1)	The public offering price and proceeds, before expenses, to The Bank of Nova Scotia set forth above do not include U.S.$[●] of accrued interest from April 14, 2015 to but excluding the issue date for these covered bonds, which must be paid by the purchasers of these covered bonds on the issue date.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services, Inc., Euroclear and Clearstream, Luxembourg) on or about [●], 2015 against payment in immediately available funds.

This preliminary prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The covered bonds described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation.

THE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CANADA MORTGAGE AND HOUSING CORPORATION (“CMHC”) NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THE COVERED BONDS ARE NEITHER INSURED NOR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Program Arrangers
Barclays	Scotiabank
Joint Lead Managers
Scotiabank	RBC Capital Markets
Co-Managers

Prospectus Supplement dated May [●], 2015

WHERE YOU CAN FIND MORE INFORMATION

Additional information with respect to the Bank, the Guarantor, the Portfolio and certain other matters, together with copies of each of the Transaction Documents and the Investor Reports filed by the Bank from time to time, is also available on the Bank’s website at http://www.scotiabank.com/ca/en/0,,7073,00.html and through CMHC’s covered bond registry at http://www.cmhc-schl.gc.ca/coveredbonds. Information on or accessible through the Bank’s website or CMHC’s covered bond registry does not form part of this prospectus and should not be relied upon. All Internet references in this prospectus supplement and the accompanying prospectus are inactive textual references and the Bank does not incorporate website contents into this prospectus supplement and the accompanying prospectus.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This preliminary prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this preliminary prospectus supplement and the accompanying prospectus, the terms contained in this preliminary prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under “Risk Factors” beginning on page 22 of the accompanying prospectus.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this preliminary prospectus supplement, unless the context otherwise indicates, the “Bank” means The Bank of Nova Scotia and “Guarantor” means Scotiabank Covered Bond Guarantor Limited Partnership, and “we,” “us” or “our” means the Bank and Guarantor collectively. In this preliminary prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

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Bank:	The Bank of Nova Scotia
Guarantor:	Scotiabank Covered Bond Guarantor Limited Partnership
U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of Nova Scotia - New York Agency, acting through its office located at 250 Vesey Street, New York, New York 10281
Specified Currency:	U.S. dollars (“U.S.$”)
(Condition 1.10)
Aggregate Principal Amount Initially Issued on April 14, 2015:	U.S.$1,100,000,000
Aggregate Principal Amount Being Offered:	U.S.$[●]
Aggregate Principal Amount Outstanding Upon Completion of this Offering:	U.S.$[●]
Accrued Interest:	U.S.$[●], representing accrued interest from April 14, 2015 to but excluding the Issue Date for these covered bonds, which must be paid by the purchasers of these covered bonds on the Issue Date
Series:	CBL7
Issue Price:	[●]% of the Aggregate Principal Amount Being Offered plus Accrued Interest
Specified Denominations:	U.S.$1,000
(Condition 1.08 or 1.09)
Calculation Amount:	U.S.$1,000
Issue Date:	May [●], 2015
Interest Commencement Date:	April 14, 2015
Final Maturity Date:	April 14, 2020
Extended Due for Payment Date:	April 14, 2021
Interest Rate Basis:

1.850% Fixed Rate payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date

If applicable, 1-month USD LIBOR +49.875 bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date

Redemption/Payment Basis:	Redemption at par
Outstanding Series of Covered Bonds under the Program:

CBL1 (EUR1,000,000,000 1.000% Covered Bonds due April 2, 2019);

CBL2 (U.S.$1,500,000,000 2.125% Covered Bonds due September 11, 2019);

CBL3 (EUR1,500,000,000 0.750% Covered Bonds due September 17, 2021);

CBL4 (EUR1,250,000,000 0.250% Covered Bonds due November 2, 2017);

CBL5 (GBP550,000,000 Floating Rate Covered Bonds due November 2, 2017);

CBL6 (AUD600,000,000 Floating Rate Covered Bonds due January 21, 2020);

CBL7 (U.S.$1,100,000,000 1.850% Covered Bonds due April 14, 2020)

The Portfolio:	The assets in the “Portfolio” consist primarily of first lien Canadian

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residential mortgage loans and their related security interest in residential property, cash and in some cases certain Substitute Assets up to a certain threshold amount. As required by the CMHC Guide, the Portfolio does not include any Loans that are insured by a Prohibited Insurer. See “Summary of the Principal Documents—Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this preliminary prospectus supplement. As of the date of this preliminary prospectus supplement, the Guarantor does not own any Substitute Assets

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Status of the Covered Bonds:	The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law
Status of the Guarantee:	Secured with recourse to certain assets of the Guarantor, including the Portfolio and any Excess Proceeds
Regulatory Maximum for Covered Bond Issuances:	Upon the issuance of the covered bonds, the Bank will have issued and have outstanding covered bonds which represent [●] of the OSFI Total Assets of the Bank as of the date hereof. The aggregate outstanding principal balance of all covered bonds issued by the Bank at any time is subject to a maximum of 4% of the OSFI Total Assets of the Bank
Asset Percentage:	As of the date of this preliminary prospectus supplement, the Asset Percentage is 93.50%. The current maximum Asset Percentage is 95.00%
Branch of Account:	The main branch of the Bank in Toronto (located at its executive offices) will take the deposits evidenced by the covered bonds but without prejudice to the provisions of Condition 9 (Events of Default, Acceleration and Enforcement).
Servicer Replacement Ratings:	The Servicer represents and warrants to the Seller, the Cash Manager, the Bond Trustee and the Guarantor that the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default ratings) of the Servicer are rated by each of the Rating Agencies at ratings that are at or above the threshold ratings of (i) Baa2 (in respect of Moody’s), (ii) F2 (in respect of Fitch), and (iii) either BBB (low) or R-1 (middle) (in respect of DBRS) (the “Servicer Replacement Ratings”). The foregoing definition of “Servicer Replacement Ratings” supersedes and replaces in its entirety the definition of “Servicer Replacement Ratings” found on page 143 of the accompanying Prospectus.
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
Fixed Rate Covered Bond Provisions (Condition 5.12)	Applicable
Rate of Interest:	1.850% per annum payable semi-annually in arrears
Interest Payment Date:	April 14 and October 14 in each year up to and including the Final Maturity Date
Fixed Coupon Amount:	U.S.$9.25 per Calculation Amount
Broken Amount(s):	Not Applicable
Day Count Basis:	30/360
Other terms relating to the method of calculating interest for fixed rate covered bonds:	Not Applicable
Business Day Convention:	Following Business Day Convention (unadjusted)
Business Day(s):	New York and Toronto

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PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE, IF APPLICABLE
Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date
Interest Period(s):	The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date
Specified Interest Payment Dates:	If applicable, after the Final Maturity Date, the 14th day of each month
Calculation Agent:	The Bank, acting through its office located at 201 Bishopsgate, London EC2M 3NS
Business Day Convention:	Modified Following Business Day Convention (adjusted)
Business Day(s):	New York and Toronto
Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
Reference Rate:	1 month USD LIBOR
Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period
Relevant Screen Page:	Reuters Screen Page LIBOR01
Relevant Time:	11:00 A.M. (London time)
Reference Banks:	Has the meaning given in the ISDA Definitions
Day Count Basis:	Actual/360
Margin(s):	+49.875 bps per annum
Maximum Rate of Interest:	60% per annum
PROVISIONS RELATING TO REDEMPTION
Early Redemption Amount:	U.S.$1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS
Covered Bond Swap Rate:	1-month CAD-BA-CDOR plus 0.44 per cent
DISTRIBUTION
Dealers:	Scotia Capital (USA) Inc., RBC Capital Markets, LLC
Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this preliminary prospectus supplement
CUSIP:	06416CAB4
ISIN:	US06416CAB46
Common Code:	121844591
Listing:	The covered bonds will not be listed on any securities exchange
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DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country.

These covered bonds form a part of the same series and, except as described below, have the same terms as, and are fungible with, the Bank’s U.S.$1,100,000,000 1.850% Covered Bonds Due April 14, 2020 which were initially issued on April 14, 2015. The aggregate principal amount of the covered bonds being offered is U.S.$[●]. Upon completion of this offering, the aggregate outstanding dollar principal amount of 1.850% Covered Bonds Due April 14, 2020 will be U.S.$[●]. The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof. The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds semi-annually on April 14 and October 14 of each year. Interest on these covered bonds will accrue from April 14, 2015. We will make the first interest payment on the covered bonds on October 14, 2015.

Guarantee

Pursuant to the covered bond guarantee (the “Covered Bond Guarantee”), the Guarantor has irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts on the covered bonds in accordance with the Trust Deed.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company. See “Ownership and Book-Entry” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to the Bank relates only to the initial issuance and sale of your covered bonds. If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

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Final Maturity Date

The Final Maturity Date is or will be April 14, 2020. The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 (Redemption and Purchase) under the “Terms and Conditions of the Covered Bonds” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” and the terms appearing in the first four paragraphs under the caption “—Payment of Additional Amounts” in this preliminary prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company. See “Terms and Conditions” in the accompanying prospectus.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 117-118, the Covered Bond Guarantee is secured by the pledge of certain assets of the Guarantor, which include the Portfolio and any Excess Proceeds, to the Bond Trustee under the Security Agreement. Statistical information about the Portfolio as of January 29, 2015 is set forth in Annex A. Historical performance about the Portfolio as of January 29, 2015 is set forth in Annex B.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

The Bank expects to agree to sell to the Dealers, and the Dealers severally and not jointly expect to agree to purchase from the Bank, the principal amount of the covered bonds specified, at the price specified, on the cover page of this prospectus supplement. The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this prospectus supplement. In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the underwriting agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealer	Principal Amount
Scotia Capital (USA) Inc.	U.S.$[●]
RBC Capital Markets, LLC	U.S.$[●]
[●]	U.S.$[●]

The Dealers have advised the Bank that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of [●]% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of [●]% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

•	over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Bank actually sold to the Dealers, creating a Dealer short position;

•	stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

•	Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management

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transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

We will deliver the covered bonds against payment therefor in New York, New York on May [●], 2015 which is the fifth scheduled business day after the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in five business days (T + 5), to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Bank, the Guarantor, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material.

United Kingdom

Each Dealer has represented and agreed and each further Dealer appointed under the Program will be required to represent and agree that:

(a) in relation to any Covered Bonds which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Covered Bonds other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of such Covered Bonds would otherwise constitute a contravention of Section 19 of the FSMA 2000 by the Bank;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA 2000) received by it in connection with the issue or sale of any Covered Bonds in circumstances in which Section 21(1) of the FSMA 2000 does not apply to the Guarantor or, in the case of the Bank would not, if it was not an authorized person, apply to the Bank; and

(c) it has complied and will comply with all applicable provisions of the FSMA 2000 with respect to anything done by it in relation to any Covered Bonds in, from or otherwise involving the United Kingdom.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Covered Bonds which are the subject of the offering contemplated by this preliminary prospectus supplement as completed by the Final Terms Document or Pricing Supplement in relation thereto to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Covered Bonds to the public in that Relevant Member State:

(a) Authorized institutions: at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) Fewer than 100 offerees: at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Bank for any such offer; or

(c) Other Exempt offers: at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Covered Bonds referred to in (a) to (c) above shall require the Bank or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of Covered Bonds to the public” in relation to any Covered Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Covered Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Covered Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression 2010 Amending Directive means Directive 2010/73/EU.

Canada

Covered Bonds may only be offered, sold or distributed by the Dealers on such basis and in such provinces of Canada as, in each case, are agreed with the Issuer and in compliance with any applicable securities laws of Canada or any province, to the extent applicable.

Hong Kong

Each Dealer has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Covered Bonds other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

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(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Covered Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Covered Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Covered Bonds have not been and will not be registered under the Financial Instruments and Exchange Act (Law No. 25 of 1948, as amended: the FIEA) and each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that it will not offer or sell any Covered Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This preliminary prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, and the Covered Bonds will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the Securities and Futures Act). Accordingly, the Covered Bonds may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this preliminary prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Covered Bonds be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

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Where the Covered Bonds are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor;

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Covered Bonds pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii) where no consideration is or will be given for the transfer; or

(iii) where the transfer is by operation of law; or

(iv) pursuant to Section 276(7) of the Securities and Futures Act or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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THE BANK’S CANADIAN RESIDENTIAL MORTGAGE PORTFOLIO

As at October 31, 2014 the Bank’s Canadian residential mortgage loans portfolio totaled $168.1 billion and consisted of approximately 924,793 loans. The Bank’s uninsured residential mortgage loans portfolio (the “conventional mortgage portfolio”) totaled $80.3 billion and consisted of approximately 452,176 loans as at October 31, 2014. For the years ended December 31, 2009, 2010, 2011, 2012, 2013 and 2014, the conventional mortgage portfolio’s percentage of non-performing loans (more than 90 days past due) was 0.03%, 0.04%, 0.02%, 0.03%, 0.03% and 0.02% and its percentage of delinquent loans (more than 30 days past due) was 0.23%, 0.27%, 0.21%, 0.19%, 0.21% and 0.13% respectively. For a description of the Bank’s loan classifications see Note 3 to the Bank’s consolidated financial statements included in its 2014 Annual Report.

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THE PORTFOLIO

The statistical and other information contained herein has been compiled by reference to the Loans in the Portfolio securing the covered bonds as of March 31, 2015 (the “cut-off date”). The noon exchange rate of Canadian dollars into U.S. dollars on the cut-off date was CDN$1 = U.S.$0.7885. Columns stating percentage amounts may not add to 100% due to rounding.

The Loans in the Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement. The material aspects of such Eligibility Criteria are described under “Summary of the Principal Documents—Mortgage Sale Agreement—Eligibility Criteria” in the accompanying prospectus. As of the cut-off date, all Loans in the Portfolio complied with the Eligibility Criteria. One significant indicator of borrower credit quality is arrears and losses. The information presented below under “Loss Information” reflects the arrears and losses experience of the Portfolio as at the dates indicated. Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information,” will be reported by the Guarantor on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the Portfolio as of the closing date will differ materially from the characteristics of the Portfolio as of the cut-off date.

The Portfolio was drawn up as at the cut-off date and comprised 94,520 Loans having an aggregate current balance of $16,042,368,140 as at that date. The Bank originated the Loans in the Portfolio between January 2005 and January 2015.

75,368 Loans in the Portfolio (or 79.35% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans. The remaining 19,152 Loans in the Portfolio (or 20.65% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans, as described below.

In the prior three years, there have been no repurchases or replacement of Loans in the Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 13, 2015. The Bank’s Central Index Key is 0000009631.

As of the cut-off date, the Bank's standard five-year variable rate for existing and new borrowers was 3.65% (rate for “open” loans) and 2.85% (rate for “closed” loans) per annum.

Review of the Portfolio

The Bank has performed a review of the Loans in the Portfolio and a review of the disclosure regarding the Loans in this preliminary prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

S-15

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to all of the Loans in the Portfolio contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a sampling of physical loan files. In accordance with CMHC requirements, in January 2014, a third party at the request of the Bank completed a comparison of certain Loan characteristics as required by the CMHC Guide, such as amount financed, current balance, location of the property and property valuation, in a sampling of 652 randomly selected Loan files, to the applicable information in the data files. No material exceptions were found between the Loan files and the data extracted from the Bank’s system.

The Bank has developed procedures for monitoring and managing the Loans in its Covered Bond Portfolio. For example, on a periodic basis, the Bank performs a review of the Loans in its Covered Bond Portfolio to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. As well, additional Eligible Loans may be added to the Covered Bond Portfolio to increase the value of Loans in the Covered Bond Portfolio. Typically, these periodic sales are immaterial to the Covered Bond Portfolio’s overall performance. Any addition to or subtraction of Loans from the Covered Bond Portfolio is reflected in the next monthly Investor Report and incorporated by reference herein.

On January 22, 2015, approximately $6.65 billion of additional Eligible Loans were added to the Covered Bond Portfolio. That addition of new Loans is reflected in the monthly Investor Reports beginning with the period ended January 29, 2015. The next pool audit required by the CMHC Guide is scheduled to be performed prior to July 1, 2015. No separate sample of Loan files for the additional Loans added to the Covered Bond Portfolio on January 22, 2015 has been conducted to date.

A third aspect of the review consisted of a review of the Rule 193 Information related to descriptions of the transaction documents in this preliminary prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include audits, quality assurance reviews and portfolio level analyses following origination to assess compliance with the Bank’s underwriting policies. These audits, quality assurance reviews and portfolio level analyses are reviewed by a policy review committee as well as group risk management and other partners on a regular basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

S-16

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this preliminary prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

S-17

Annex A

Unless otherwise noted, the following tables set forth statistical information with respect to the Loans in the Portfolio as of the cut-off date for the periods indicated:

Overall Portfolio Statistics
Number of Loans in the Portfolio • The Percentage of STEP Loans • The Percentage of Loans Other Than STEP Loans	94,520 86.28% 13.72%
Cut-off Date Balance • The Percentage of STEP Loans • The Percentage of Loans Other Than STEP Loans	$16,042,368,140 81.28% 18.72%
Average Loan Size	$169,725
Number of Primary Borrowers	82,294
Number of Properties	83,900
Weighted Average Current Indexed LTV of Loans in the Portfolio (1)	52.91%
Weighted Average of Original LTV of Loans in the Portfolio (1)	65.68%
Weighted Average of Authorized LTV of Loans in the Portfolio (2)	80.92%
Weighted Average Seasoning of Loans in the Portfolio	29.21 months
Weighted Average Mortgage Rate of Loans in the Portfolio	3.06%
Weighted Average Original Term of Loans in the Portfolio	54.54 months
Weighted Average Remaining Term of Loans in the Portfolio	25.33 months
Weighted Average Maturity of Outstanding Covered Bonds	52.29 months

(1) With respect to STEP loans, the Current LTV and Original LTV do not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(2) With respect to STEP loans, the Authorized LTV includes amounts drawn or available to be drawn in respect of Other STEP products and subsequent STEP Loans, which in each case are or will be secured by the same property.

S-18

Portfolio Delinquency Distribution (1)
Aging Summary	Number of Loans	Percentage	Principal Balance ($)	Percentage
Current and Less Than 30 Days Past Due	94,385	99.86%	16,014,703,524	99.83%
30 to 59 Days Past Due	115	0.12%	24,163,295	0.15%
60 to 89 Days Past Due	20	0.02%	3,501,321	0.02%
90 or More Days Past Due	-	0.00%	-	0.00%
Total	94,520	100.00%	16,042,368,140	100.00%

(1) The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

Portfolio Provincial Distribution
Province	Number of Loans	Percentage	Principal Balance ($)	Percentage
Alberta	10,084	10.67%	1,979,915,291	12.34%
British Columbia	12,187	12.89%	2,800,639,177	17.46%
Manitoba	2,370	2.51%	305,535,155	1.90%
New Brunswick	2,305	2.44%	211,809,215	1.32%
Newfoundland	2,186	2.31%	261,935,849	1.63%
Northwest Territories	19	0.02%	2,748,652	0.02%
Nova Scotia	3,527	3.73%	382,305,358	2.38%
Nunavut	-	0.00%	-	0.00%
Ontario	47,595	50.35%	8,197,894,331	51.10%
Prince Edward Island	579	0.61%	56,515,190	0.35%
Quebec	10,882	11.51%	1,381,076,158	8.61%
Saskatchewan	2,548	2.70%	414,947,065	2.59%
Yukon	238	0.25%	47,046,700	0.29%
Total	94,520	100.00%	16,042,368,140	100.00%

Portfolio Credit Bureau Score Distribution
Credit Bureau Score(1)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Score Unavailable	1,494	1.58%	263,960,814	1.65%
599 and Below	1,665	1.76%	265,515,699	1.66%
600 – 650	3,049	3.23%	533,978,133	3.33%
651 – 700	6,744	7.13%	1,229,994,437	7.67%
701 – 750	11,946	12.64%	2,177,114,542	13.57%
751 – 800	16,283	17.23%	2,934,421,223	18.29%
801 and Above	53,339	56.43%	8,637,383,292	53.84%
Total	94,520	100.00%	16,042,368,140	100.00%

(1) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to previous periods.

Portfolio Rate Type Distribution
Rate Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Fixed	75,368	79.74%	12,730,137,236	79.35%
Variable	19,152	20.26%	3,312,230,904	20.65%
Total	94,520	100.00%	16,042,368,140	100.00%

Portfolio Mortgage Asset Type Distribution(1)
Mortgage Asset Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
STEP	81,556	86.28%	13,039,765,220	81.28%
Non-STEP	12,964	13.72%	3,002,602,920	18.72%
Total	94,520	100.00%	16,042,368,140	100.00%

(1) All loans included in the STEP and Non-STEP programs are amortizing.

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Portfolio Occupancy Type Distribution
Occupancy Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Not Owner Occupied	2,962	3.13%	547,242,792	3.41%
Owner Occupied	91,558	96.87%	15,495,125,348	96.59%
Total	94,520	100.00%	16,042,368,140	100.00%

Portfolio Mortgage Rate Distribution
Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
3.4999 and Below	74,404	78.72%	13,099,006,051	81.65%
3.5000 – 3.9999	14,684	15.54%	2,233,818,545	13.92%
4.0000 – 4.4999	3,854	4.08%	521,272,005	3.25%
4.5000 – 4.9999	1,005	1.06%	125,602,321	0.78%
5.0000 – 5.4999	394	0.42%	42,744,572	0.27%
5.5000 – 5.9999	94	0.10%	9,178,854	0.06%
6.0000 – 6.4999	72	0.08%	9,180,959	0.06%
6.5000 – 6.9999	10	0.01%	1,375,189	0.01%
7.0000 – 7.4999	2	0.00%	109,555	0.00%
7.5000 – 7.9999	1	0.00%	80,090	0.00%
8.0000 – 8.4999	-	0.00%	-	0.00%
8.5000 and Above	-	0.00%	-	0.00%
Total	94,520	100.00%	16,042,368,140	100.00%

Portfolio Current LTV Distribution(1) (indexed)
Current LTV (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
20.00 and Below	11,544	12.21%	646,789,775	4.03%
20.01-25.00	4,605	4.87%	460,971,252	2.87%
25.01-30.00	5,104	5.40%	607,031,198	3.78%
30.01-35.00	5,819	6.16%	794,372,026	4.95%
35.01-40.00	5,909	6.25%	904,593,411	5.64%
40.01-45.00	6,316	6.68%	1,043,967,481	6.51%
45.01-50.00	7,148	7.56%	1,336,257,043	8.33%
50.01-55.00	8,372	8.86%	1,678,295,489	10.46%
55.01-60.00	10,399	11.00%	2,205,979,570	13.75%
60.01-65.00	11,105	11.75%	2,512,633,370	15.66%
65.01-70.00	9,290	9.83%	2,038,630,317	12.71%
70.01-75.00	5,662	5.99%	1,154,383,412	7.20%
75.01-80.00	2,723	2.88%	557,465,921	3.47%
80.01 and Above	524	0.55%	100,997,874	0.63%
Total	94,520	100.00%	16,042,368,140	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

Portfolio Remaining Term Distribution
Remaining Term (months)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Less than 12.00	12,418	13.14%	1,715,895,088	10.70%
12.00 – 23.99	31,315	33.13%	5,129,556,721	31.98%
24.00 – 35.99	41,745	44.17%	7,749,615,238	48.31%
36.00 – 41.99	1,465	1.55%	178,443,554	1.11%
42.00 – 47.99	1,396	1.48%	222,696,688	1.39%
48.00 – 53.99	1,353	1.43%	248,913,385	1.55%
54.00 – 59.99	3,018	3.19%	481,358,714	3.00%
60.00 – 65.99	966	1.02%	157,615,081	0.98%
66.00 – 71.99	135	0.14%	26,793,689	0.17%
72.00 and Above	709	0.75%	131,479,984	0.82%
Total	94,520	100.00%	16,042,368,140	100.00%

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Portfolio Remaining Principal Balance Distribution
Remaining Principal Balance ($)	Number of Loans	Percentage	Principal Balance ($)	Percentage
99,999 and Below	33,500	35.44%	1,870,632,724	11.66%
100,000 – 149,999	18,045	19.09%	2,245,341,227	14.00%
150,000 – 199,999	14,199	15.02%	2,467,109,888	15.38%
200,000 – 249,999	9,910	10.48%	2,216,063,438	13.81%
250,000 – 299,999	6,795	7.19%	1,856,162,619	11.57%
300,000 – 349,999	4,129	4.37%	1,335,348,095	8.32%
350,000 – 399,999	2,687	2.84%	1,002,650,023	6.25%
400,000 – 449,999	1,545	1.63%	653,484,677	4.07%
450,000 – 499,999	1,154	1.22%	546,180,008	3.40%
500,000 – 549,999	681	0.72%	356,756,989	2.22%
550,000 – 599,999	459	0.49%	262,393,543	1.64%
600,000 – 649,999	306	0.32%	191,209,763	1.19%
650,000 – 699,999	215	0.23%	144,581,874	0.90%
700,000 – 749,999	153	0.16%	110,827,951	0.69%
750,000 – 799,999	128	0.14%	99,146,291	0.62%
800,000 – 849,999	106	0.11%	87,441,350	0.55%
850,000 – 899,999	98	0.10%	85,318,574	0.53%
900,000 – 949,999	67	0.07%	61,991,462	0.39%
950,000 – 999,999	51	0.05%	49,770,112	0.31%
1,000,000 or Greater	292	0.31%	399,957,533	2.49%
Total	94,520	100.00%	16,042,368,140	100.00%

Portfolio Property Type Distribution
Property Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Condo	10,283	10.88%	1,546,949,585	9.64%
Single Family	82,865	87.67%	14,249,065,247	88.82%
Multi Family	1,176	1.24%	215,591,408	1.34%
Other	196	0.21%	30,761,900	0.19%
Total	94,520	100.00%	16,042,368,140	100.00%

S-21

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Alberta	All	66,920,665	51,426,667	66,959,633	97,779,772	105,725,334	115,665,958	157,563,843	187,555,670	226,417,060	340,900,905	312,780,522	173,693,077	59,580,732	16,945,455	1,979,915,291	12.34%
	Current and Less Than 30 Days Past Due	66,710,316	51,426,667	66,959,633	97,607,377	105,548,131	115,628,382	157,472,451	186,712,780	226,417,060	340,418,760	312,780,522	172,996,503	59,580,732	16,945,455	1,977,204,768	99.86%
	30 to 59 Days Past Due	86,599	-	-	172,395	177,203	-	91,392	842,891	-	482,145	-	199,639	-	-	2,052,263	0.10%
	60 to 89 Days Past Due	123,750	-	-	-	-	37,576	-	-	-	-	-	496,935	-	-	658,261	0.03%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
British Columbia	All	148,428,798	100,107,733	133,217,395	160,663,618	181,902,868	220,008,785	275,705,179	315,821,202	388,779,895	418,927,899	335,784,461	85,664,676	32,922,842	2,703,826	2,800,639,177	17.46%
	Current and Less Than 30 Days Past Due	148,391,772	100,024,294	132,960,378	159,327,999	181,902,868	219,515,614	275,370,163	313,906,859	387,684,844	418,266,848	334,972,165	85,664,676	32,922,842	2,703,826	2,793,615,149	99.75%
	30 to 59 Days Past Due	37,026	83,439	257,017	1,335,619	-	493,171	335,016	1,914,343	870,231	661,051	710,070	-	-	-	6,696,983	0.24%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	224,819	-	102,226	-	-	-	327,046	0.01%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Manitoba	All	5,906,923	4,963,256	7,975,882	8,837,581	11,812,396	14,306,929	19,380,634	23,595,464	29,462,962	36,504,825	55,742,498	57,325,808	27,903,477	1,816,520	305,535,155	1.90%
	Current and Less Than 30 Days Past Due	5,906,923	4,963,256	7,975,882	8,837,581	11,812,396	14,306,929	19,380,634	23,595,464	29,462,962	36,504,825	55,742,498	57,325,808	27,903,477	1,816,520	305,535,155	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
New Brunswick	All	5,898,504	4,192,710	5,985,704	8,556,473	8,526,001	11,358,901	12,589,498	18,494,205	22,354,158	34,381,166	54,620,019	20,042,369	3,705,321	1,104,184	211,809,215	1.32%
	Current and Less Than 30 Days Past Due	5,875,709	4,192,710	5,985,704	8,556,473	8,526,001	11,358,901	12,589,498	18,494,205	22,315,255	34,291,316	54,536,283	20,042,369	3,705,321	1,104,184	211,573,931	99.89%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	38,903	89,850	83,736	-	-	-	212,488	0.10%
	60 to 89 Days Past Due	22,796	-	-	-	-	-	-	-	-	-	-	-	-	-	22,796	0.01%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
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Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Newfoundland	All	7,526,464	5,426,208	6,374,404	8,298,679	7,798,166	15,341,402	18,523,671	25,573,467	26,593,574	39,418,090	51,259,184	46,068,172	3,499,315	235,051	261,935,849	1.63%
	Current and Less Than 30 Days Past Due	7,526,464	5,426,208	6,374,404	8,298,679	7,798,166	15,341,402	18,523,671	25,573,467	26,593,574	39,418,090	51,259,184	46,068,172	3,499,315	235,051	261,935,849	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Northwest Territories	All	161,213	83,387	95,814	363,103	380,929	-	346,768	-	142,719	185,525	281,701	316,437	-	391,056	2,748,652	0.02%
	Current and Less Than 30 Days Past Due	161,213	83,387	95,814	363,103	380,929	-	346,768	-	142,719	185,525	281,701	316,437	-	391,056	2,748,652	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Nova Scotia	All	10,844,584	9,019,809	10,843,790	12,479,051	17,791,016	19,883,046	23,689,894	30,128,964	32,986,208	45,510,040	66,036,436	74,311,719	24,196,005	4,584,795	382,305,358	2.38%
	Current and Less Than 30 Days Past Due	10,840,773	9,019,809	10,799,032	12,414,480	17,435,029	19,883,046	23,689,894	30,128,964	32,986,208	45,510,040	66,036,436	74,177,587	23,960,891	4,584,795	381,466,985	99.78%
	30 to 59 Days Past Due	3,811	-	44,758	64,571	355,987	-	-	-	-	-	-	134,131	235,115	-	838,373	0.22%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Nunavut	All	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	Current and Less Than 30 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
S-23

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Ontario	All	340,764,306	242,090,373	322,050,932	411,950,797	476,182,334	544,821,510	707,057,967	931,723,657	1,305,990,910	1,387,699,973	899,339,290	408,079,269	192,677,775	27,465,238	8,197,894,331	51.10%
	Current and Less Than 30 Days Past Due	340,590,958	241,623,040	320,469,725	410,379,047	475,075,417	544,273,999	706,888,622	929,729,373	1,304,699,762	1,384,163,949	898,320,799	407,444,133	192,422,337	27,465,238	8,183,546,398	99.82%
	30 to 59 Days Past Due	173,348	467,333	1,581,207	1,571,749	847,557	339,519	169,345	1,730,165	1,291,148	3,197,277	905,766	362,344	255,439	-	12,892,196	0.16%
	60 to 89 Days Past Due	-	-	-	-	259,360	207,992	-	264,120	-	338,747	112,726	272,792	-	-	1,455,737	0.02%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Prince Edward Island	All	1,538,060	843,691	1,602,487	2,515,165	2,661,672	2,993,005	3,119,789	4,163,062	6,834,468	10,428,745	9,961,248	7,246,979	2,442,179	164,640	56,515,190	0.35%
	Current and Less Than 30 Days Past Due	1,538,060	843,691	1,602,487	2,515,165	2,661,672	2,993,005	3,119,789	4,163,062	6,834,468	10,353,594	9,961,248	7,246,979	2,442,179	164,640	56,440,039	99.87%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	75,151	-	-	-	-	75,151	0.13%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Quebec	All	46,503,799	33,593,822	40,695,374	65,623,564	74,204,902	79,451,847	87,841,891	102,554,831	121,068,418	132,370,784	179,329,718	225,372,234	176,094,960	16,370,014	1,381,076,158	8.61%
	Current and Less Than 30 Days Past Due	46,360,350	33,565,583	40,695,374	65,623,564	73,881,003	79,273,329	87,808,787	102,401,477	120,941,298	132,134,724	179,329,718	224,730,766	175,678,569	16,370,014	1,378,794,556	99.83%
	30 to 59 Days Past Due	21,516	28,239	-	-	-	178,517	33,104	-	127,120	236,060	-	354,893	416,391	-	1,395,841	0.10%
	60 to 89 Days Past Due	121,933	-	-	-	323,899	-	-	153,353	-	-	-	286,575	-	-	885,760	0.06%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Saskatchewan	All	12,063,536	8,657,597	10,678,540	16,563,901	16,680,432	19,365,356	29,283,090	36,008,700	43,512,898	64,734,175	69,701,324	52,351,740	31,039,281	4,306,495	414,947,065	2.59%
	Current and Less Than 30 Days Past Due	12,027,844	8,657,597	10,678,540	16,563,901	16,680,432	19,249,327	29,283,090	36,008,700	43,512,898	64,734,175	69,701,324	52,351,740	31,039,281	4,306,495	414,795,343	99.96%
S-24

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	35,692	-	-	-	-	116,029	-	-	-	-	-	-	-	-	151,721	0.04%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Yukon	All	232,923	565,998	551,244	740,322	927,361	770,742	1,154,819	2,676,267	1,836,300	1,571,242	3,793,915	3,910,931	3,404,033	24,910,602	47,046,700	0.29%
	Current and Less Than 30 Days Past Due	232,923	565,998	551,244	740,322	927,361	770,742	1,154,819	2,676,267	1,836,300	1,571,242	3,793,915	3,910,931	3,404,033	24,910,602	47,046,700	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Total	All	646,789,775	460,971,252	607,031,198	794,372,026	904,593,411	1,043,967,481	1,336,257,043	1,678,295,489	2,205,979,570	2,512,633,370	2,038,630,317	1,154,383,412	557,465,921	100,997,874	16,042,368,140	100.00%
	Current and Less Than 30 Days Past Due	646,163,305	460,392,240	605,148,216	791,227,692	902,629,404	1,042,594,676	1,335,628,185	1,673,390,617	2,203,427,349	2,507,553,090	2,036,715,794	1,152,276,102	556,558,977	100,997,874	16,014,703,524	99.83%
	30 to 59 Days Past Due	322,299	579,011	1,882,982	3,144,334	1,380,747	1,011,208	628,858	4,487,398	2,327,401	4,741,533	1,699,571	1,051,008	906,944	-	24,163,295	0.15%
	60 to 89 Days Past Due	304,171	-	-	-	583,260	361,597	-	417,473	224,819	338,747	214,952	1,056,302	-	-	3,501,321	0.02%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%

(1) The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

(2) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(3) Percentage Total for “All” loans is calculated as a percentage of the total loans in the Portfolio while the Percentage Total for each other delinquency measure is calculated as a percentage of loans within the associated province.

S-25

			Portfolio Current LTV Distribution (indexed) by Credit Bureau Score
Credit Bureau Score(2)	Principal Balance ($) by Current LTV (%) (1)														Total	Percentage Total
	20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.01	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Score Unavailable	8,665,067	4,998,232	10,933,589	17,701,524	12,978,313	18,817,125	21,309,057	29,868,582	39,386,022	38,538,728	29,674,841	18,368,408	11,726,378	994,950	263,960,814	1.65%
599 and Below	5,222,267	5,173,994	5,379,571	8,748,967	11,325,363	12,527,863	14,676,836	23,254,907	35,745,570	49,114,875	50,637,722	27,166,982	14,190,579	2,350,200	265,515,699	1.66%
600 – 650	9,694,885	6,865,168	13,355,819	19,672,141	20,290,223	25,357,020	31,687,480	44,848,733	82,130,143	95,438,171	101,140,788	53,080,405	27,688,653	2,728,504	533,978,133	3.33%
651 – 700	27,195,273	20,568,091	32,042,711	39,894,473	47,380,339	61,920,994	78,774,043	121,400,960	176,086,828	235,684,303	212,585,899	112,287,125	56,277,977	7,895,421	1,229,994,437	7.67%
701 – 750	58,109,658	45,793,274	59,908,472	86,139,923	99,364,831	113,018,883	151,473,013	228,552,130	324,438,509	389,844,853	316,813,733	189,161,171	94,571,344	19,924,747	2,177,114,542	13.57%
751 – 800	83,272,128	64,082,694	90,020,401	131,112,379	138,395,135	170,761,401	244,163,480	317,426,057	421,344,974	510,199,834	403,406,226	232,330,028	109,316,494	18,589,992	2,934,421,223	18.29%
801 and Above	454,630,496	313,489,798	395,390,636	491,102,620	574,859,208	641,564,195	794,173,133	912,944,120	1,126,847,524	1,193,812,605	924,371,108	521,989,292	243,694,497	48,514,060	8,637,383,292	53.84%
Total	646,789,775	460,971,252	607,031,198	794,372,026	904,593,411	1,043,967,481	1,336,257,043	1,678,295,489	2,205,979,570	2,512,633,370	2,038,630,317	1,154,383,412	557,465,921	100,997,874	16,042,368,140	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(2) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to previous periods.

S-26

Overall Portfolio Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.” The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

Portfolio Performance – Overall
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,041,308,201	99.82%	4,213,790,112	99.91%	13,774,153,698	99.91%	15,636,495,985	99.87%	16,524,430,916	99.90%	16,553,225,349	99.93%
1-2 Months	≥30 and <60 Days	1,239,866	0.12%	2,864,054	0.07%	9,531,480	0.07%	15,946,812	0.10%	13,186,092	0.08%	10,001,572	0.06%
2-3 Months	≥60 and <90 Days	288,641	0.03%	224,459	0.01%	2,167,106	0.02%	3,826,864	0.02%	2,706,589	0.02%	1,619,213	0.01%
3-4 Months	≥90 and <120 Days	315,000	0.03%	148,303	0.00%	405,100	0.00%	307,872	0.00%	-	0.00%	388,220	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	82,377	0.00%	-	0.00%	87,318	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	444,207	0.01%	-	0.00%	64,023	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	212,723	0.01%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		1,043,151,708	100.00%	4,217,766,236	100.00%	13,786,257,384	100.00%	15,656,728,874	100.00%	16,540,323,596	100.00%	16,565,234,355	100.00%

Delinquency Status – Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	6,116	99.79%	22,451	99.91%	68,865	99.93%	84,463	99.87%	95,733	99.91%	96,449	99.93%
1-2 Months	≥30 and <60 Days	11	0.18%	14	0.06%	38	0.06%	87	0.10%	73	0.08%	52	0.05%
2-3 Months	≥60 and <90 Days	1	0.02%	2	0.01%	8	0.01%	18	0.02%	16	0.02%	11	0.01%
3-4 Months	≥90 and <120 Days	1	0.02%	1	0.00%	2	0.00%	3	0.00%	-	0.00%	3	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	1	0.00%	-	0.00%	1	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	1	0.00%	-	0.00%	1	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	2	0.01%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		6,129	100.00%	22,472	100.00%	68,913	100.00%	84,573	100.00%	95,822	100.00%	96,515	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-27

Annex B

HISTORICAL PORTFOLIO DATA

The cover pool was not established until July 30, 2013. Historical pool information regarding the performance of the Loans in the Portfolio is contained in this Annex. Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to December 2008 does not form a part of this preliminary prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds. Historical performance information about the Loans in the Portfolio for periods prior to December 2008 is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense. Columns stating percentage amounts may not add to 100% due to rounding.

The following vintage tables present historical loan information about the Loans in the Portfolio as of January 29, 2015 in respect of arrears as at the dates specified in respect of Loans originated in specific years. As at January 29, 2015 there have been no losses in the Portfolio since the First Transfer Date. “Vintage 2008,” for example, indicates all Loans in the Portfolio originated in the calendar year 2008, including Loans refinanced solely with respect to rate or term in subsequent years. All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada. All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan. There are no material differences between the lending and origination criteria used to originate the Loans and the Bank’s lending and origination criteria described in the accompanying prospectus. Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination. The Seller is obliged to repurchase Loans that are in breach of these representations and warranties. See “Summary of the Principal Documents—Mortgage Sale Agreement—Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds. The single pool of Loans held by the Guarantor supports an ongoing issuance of covered bonds by the Bank. As Loans repay or prepay, reducing the size of the Portfolio, the Seller is required to add Loans to the Portfolio in order to maintain compliance with the Asset Coverage Test. See “Summary of the Principal Documents—Guarantor Agreement—Asset Coverage Test” in the accompanying prospectus. Any new Loans may only be assigned to the Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.” The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to

S-28

continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

S-29

Pre-2008 Vintage

Portfolio Performance – Pre-2008 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	4,523,941	100.00%	4,206,434	100.00%	3,796,697	100.00%	3,420,317	100.00%	3,011,955	100.00%	2,983,426	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		4,523,941	100.00%	4,206,434	100.00%	3,796,697	100.00%	3,420,317	100.00%	3,011,955	100.00%	2,983,426	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-30

2008 Vintage

Portfolio Performance – 2008 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,521,045	100.00%	1,427,837	100.00%	1,242,406	100.00%	1,121,757	100.00%	999,515	100.00%	989,816	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		1,521,045	100.00%	1,427,837	100.00%	1,242,406	100.00%	1,121,757	100.00%	999,515	100.00%	989,816	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-31

2009 Vintage

Portfolio Performance – 2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	38,990,668	100.00%	36,891,162	100.00%	34,843,010	100.00%	32,252,152	100.00%	29,526,040	100.00%	29,299,990	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		38,990,668	100.00%	36,891,162	100.00%	34,843,010	100.00%	32,252,152	100.00%	29,526,040	100.00%	29,299,990	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-32

2010 Vintage

Portfolio Performance – 2010 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	996,272,547	99.82%	941,685,754	99.84%	883,140,375	100.00%	819,592,189	99.90%	755,299,600	99.68%	752,375,286	99.90%
1-2 Months	≥30 and <60 Days	1,239,866	0.12%	737,567	0.08%	-	0.00%	672,969	0.08%	969,339	0.13%	520,386	0.07%
2-3 Months	≥60 and <90 Days	288,641	0.03%	-	0.00%	-	0.00%	-	0.00%	1,433,416	0.19%	219,758	0.03%
3-4 Months	≥90 and <120 Days	315,000	0.03%	-	0.00%	-	0.00%	47,542	0.01%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	82,377	0.01%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	444,207	0.05%	-	0.00%	64,023	0.01%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	212,723	0.02%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		998,116,054	100.00%	943,162,628	100.00%	883,140,375	100.00%	820,376,723	100.00%	757,702,356	100.00%	753,115,429	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	5,788	99.78%	5,793	99.86%	5,801	100.00%	5,793	99.86%	5,786	99.74%	5,794	99.88%
1-2 Months	≥30 and <60 Days	11	0.19%	4	0.07%	-	0.00%	6	0.10%	10	0.17%	6	0.10%
2-3 Months	≥60 and <90 Days	1	0.02%	-	0.00%	-	0.00%	-	0.00%	5	0.09%	1	0.02%
3-4 Months	≥90 and <120 Days	1	0.02%	-	0.00%	-	0.00%	1	0.02%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	1	0.02%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	1	0.02%	-	0.00%	1	0.02%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	2	0.03%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		5,801	100.00%	5,801	100.00%	5,801	100.00%	5,801	100.00%	5,801	100.00%	5,801	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-33

2011 Vintage

Portfolio Performance – 2011 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	3,229,578,925	99.92%	3,067,733,387	99.96%	2,892,551,097	99.91%	2,707,018,495	99.84%	2,693,103,346	99.89%
1-2 Months	≥30 and <60 Days	2,126,487	0.07%	1,132,291	0.04%	1,256,544	0.04%	4,351,684	0.16%	2,807,568	0.10%
2-3 Months	≥60 and <90 Days	224,459	0.01%	-	0.00%	1,088,777	0.04%	16,284	0.00%	186,668	0.01%
3-4 Months	≥90 and <120 Days	148,303	0.00%	208,027	0.01%	175,097	0.01%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		3,232,078,174	100.00%	3,069,073,705	100.00%	2,895,071,515	100.00%	2,711,386,462	100.00%	2,696,097,582	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	16,330	99.92%	16,338	99.97%	16,325	99.89%	16,322	99.87%	16,329	99.91%
1-2 Months	≥30 and <60 Days	10	0.06%	4	0.02%	11	0.07%	20	0.12%	12	0.07%
2-3 Months	≥60 and <90 Days	2	0.01%	-	0.00%	6	0.04%	1	0.01%	2	0.01%
3-4 Months	≥90 and <120 Days	1	0.01%	1	0.01%	1	0.01%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		16,343	100.00%	16,343	100.00%	16,343	100.00%	16,343	100.00%	16,343	100.00%

Loss Information
As at Date	31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-34

2012 Vintage

Portfolio Performance – 2012 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	9,783,397,823	99.89%	9,293,709,277	99.84%	8,794,289,142	99.91%	8,754,510,232	99.91%
1-2 Months	≥30 and <60 Days	8,399,189	0.09%	12,203,401	0.13%	6,466,812	0.07%	6,162,747	0.07%
2-3 Months	≥60 and <90 Days	2,167,106	0.02%	2,582,417	0.03%	1,256,888	0.01%	1,158,852	0.01%
3-4 Months	≥90 and <120 Days	197,073	0.00%	85,233	0.00%	-	0.00%	388,220	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	87,318	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		9,794,161,191	100.00%	9,308,667,647	100.00%	8,802,012,843	100.00%	8,762,220,052	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	46,398	99.91%	46,370	99.85%	46,397	99.91%	46,400	99.91%
1-2 Months	≥30 and <60 Days	34	0.07%	58	0.12%	34	0.07%	32	0.07%
2-3 Months	≥60 and <90 Days	8	0.02%	11	0.02%	10	0.02%	6	0.01%
3-4 Months	≥90 and <120 Days	1	0.00%	1	0.00%	-	0.00%	3	0.01%
4-5 Months	≥120 and <150 Days	-	0.00%	1	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		46,441	100.00%	46,441	100.00%	46,441	100.00%	46,441	100.00%

Loss Information
As at Date	31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-35

2013 Vintage

Portfolio Performance – 2013 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	2,593,849,195	99.92%	2,445,692,835	99.99%	2,434,141,794	100.00%
1-2 Months	≥30 and <60 Days	1,813,898	0.07%	135,778	0.01%	-	0.00%
2-3 Months	≥60 and <90 Days	155,670	0.01%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%
Total		2,595,818,763	100.00%	2,445,828,613	100.00%	2,434,141,794	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	15,647	99.92%	15,658	99.99%	15,660	100.00%
1-2 Months	≥30 and <60 Days	12	0.08%	2	0.01%	-	0.00%
2-3 Months	≥60 and <90 Days	1	0.01%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%
Total		15,660	100.00%	15,660	100.00%	15,660	100.00%

Loss Information
As at Date	31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-36

2014 Vintage

Portfolio Performance – 2014 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	1,788,593,334	99.93%	1,780,163,634	99.97%
1-2 Months	≥30 and <60 Days	1,262,478	0.07%	510,872	0.03%
2-3 Months	≥60 and <90 Days	-	0.00%	53,934	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%
Total		1,789,855,812	100.00%	1,780,728,440	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	11,242	99.94%	11,245	99.96%
1-2 Months	≥30 and <60 Days	7	0.06%	2	0.02%
2-3 Months	≥60 and <90 Days	-	0.00%	2	0.02%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%
Total		11,249	100.00%	11,249	100.00%

Loss Information
As at Date	31-Dec-14		29-Jan-15
		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%

S-37

2015 Vintage

Portfolio Performance – 2015 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%
Current	<30 Days	105,657,825	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%
18 Months and more	≥540 Days	-	0.00%
Total		105,657,825	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%
Current	<30 Days	693	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%
18 Months and more	≥540 Days	-	0.00%
Total		693	100.00%

Loss Information
As at Date	29-Jan-15
		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%
Cumulative net loss amount ($)	–	0.00%

S-38

U.S.$[●] 1.850% Covered Bonds Due April 14, 2020

unconditionally and irrevocably guaranteed as to payments by

Scotiabank Covered Bond Guarantor Limited Partnership

The Bank of Nova Scotia

Covered Bonds

PROSPECTUS SUPPLEMENT

Program Arrangers
Barclays	Scotiabank
Joint Lead Managers
Scotiabank	RBC Capital Markets
Co-Managers

May [●], 2015